EXHIBIT 99.4

CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

We hereby consent to the use of our opinion letter dated May 1, 2006 to the Board of Directors of First Oak Brook Bancshares, Inc. included as Appendix C to the Proxy Statement/Prospectus which forms part of Amendment No. 1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on the date hereof relating to the proposed merger of MB Financial, Inc. and First Oak Brook Bancshares, Inc. and to the references to such opinion therein.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Steven P. Kent
Name: Steven P. Kent
Title: Managing Director

Date: June 21, 2006